EXHIBIT 99.1

News Release

Contact: Corporate Communications

Houston: 713.324.5080

Email: corpcomm@coair.com

News archive: continental.com/news/ Address: P.O. Box 4607, Houston, TX 77210-4607

CONTINENTAL AIRLINES ANNOUNCES

SECOND QUARTER RESULTS

Weak domestic yields and record high fuel prices continue to impact results

HOUSTON, July 20, 2004 -- Continental Airlines (NYSE: CAL) today reported a second quarter net loss of $17 million ($0.26 loss per share), which included a special charge of $19 million after taxes ($30 million before taxes) due to the retirement of leased MD-80 aircraft.

Excluding the aircraft retirement charge, Continental achieved a net profit of

$2 million ($0.03 earnings per share) for the quarter, which compares favorably to the First Call mean estimate of $0.09 loss per share.

A weak domestic fare environment caused in large part by the growth of low cost competitors and record high fuel prices continue to hurt the company's financial performance. The price of West Texas Intermediate crude oil hit an all-time high of $42.33 per barrel on June 1, 2004, and continues at over $40 per barrel.

"These results remain disappointing in a year where we hoped to break even," said Gordon Bethune, Continental's chairman and chief executive officer. "Our efforts to return to profitability were overwhelmed by the continuing soft domestic yields, a record high cost of fuel, and a $265 million burden of taxes and fees paid to the government over the last three months."

Second Quarter Revenue and Capacity

Second quarter passenger revenue improved 15.1 percent to $2.3 billion versus the same period in 2003. Mainline revenue passenger miles increased 14.7 percent over the second quarter 2003 on a capacity increase of 12.4 percent, resulting in a mainline load factor of 78.1 percent, up 1.6 points year-over-year. Mainline capacity has now returned to the levels of the second quarter of 2000.

Due to intense competition with low cost carriers, mainline yields continue to be weak, decreasing 1.6 percent year-over-year. Industry fare discounting and record high fuel prices drove Continental's consolidated breakeven load factor up to 78.7 percent.

Revenue passenger miles for regional operations were 30.9 percent higher on a capacity increase of 25.6 percent versus the same period in 2003, driving regional load factor up 3.0 points to 73.2 percent.

Despite overall weakness in domestic yields, Continental continued to maintain a domestic length-of-haul adjusted yield and revenue per available seat mile (RASM) premium to the industry. Passenger revenue for the second quarter 2004 and period to period comparisons of related statistics by geographic region for the company's mainline and regional operations are as follows:

Percentage Increase (Decrease) in Second

Quarter 2004 vs. Second Quarter 2003

Passenger

Revenue Passenger

(in millions) Revenue RASM ASMs

Domestic $ 1,166 5.2% (0.3)% 5.5%

Transatlantic 360 32.0% 1.2% 30.5%

Latin America 245 9.8% (3.3)% 13.5%

Pacific 147 55.2% 23.2% 26.0%

Total Mainline $ 1,918 12.9% 0.5% 12.4%

Regional $ 413 26.3% 0.7% 25.6%

Total System $ 2,331 15.1% 1.2% 13.7%

Beginning this quarter, Continental will supplementally disclose in its financial statements all taxes and fees remitted to various governmental entities that are charged on passenger tickets. For the first six months of 2004, those taxes and fees totaled $509 million. In the current competitive environment, substantially all of these taxes and fees are absorbed by Continental. The Air Transport Association estimates that the total tax and fee burden borne by the U.S. airline industry will exceed $14 billion in 2004, the same period for which they expect industry losses to be approximately $3 billion.

Operational Results

Abnormally severe weather throughout the Northeast, Southeast, Gulf of Mexico and Great Lakes regions posed significant operational challenges for the entire industry during the quarter. Despite bad weather, Continental had few flight cancellations and maintained a systemwide mainline completion factor of 99.7 percent. Continental's on-time performance for the quarter, as reported to the Department of Transportation, was 74.3 percent, a notable accomplishment given the weather and Air Traffic Control delays.

"Despite 52 days of severe thunderstorms affecting at least one of our hub cities of Houston, New York and Cleveland, we cancelled only about one-half of one percent of the almost 100,000 flights we flew this quarter," said Larry Kellner, Continental's president and chief operating officer. "Our co-workers did an outstanding job of serving our customers and capturing revenue in spite of Mother Nature's obstacles."

Continental won top honors in the OAG Airline of the Year Awards 2004. Continental was the first North American airline to win "Airline of the Year," in addition to "Best Executive/Business Class" and "Best Airline Based in North America."

More than 10 million travelers of 92 different nationalities collectively ranked Continental Airlines No. 1 in the Best Airline - North America category and No. 2 in the Best Airline - Transatlantic category in a survey commissioned by Skytrax Research of London, U.K. The survey was conducted between June 2003 and March 2004.

Continental began offering free, high-speed wireless Internet in all of its domestic Presidents Clubs, except at Chicago where the company shares a club with Northwest Airlines. Continental is on target to complete wireless service at its international clubs by the end of the year.

Continental added several new international routes during the second quarter including flights between Newark Liberty International and Edinburgh, Scotland; Oslo, Norway; and Punta Cana, Dominican Republic. The airline also added flights between Houston and Port of Spain, Trinidad; Roatan, Honduras; and Montego Bay, Jamaica. The company added domestic service from Newark Liberty to Sacramento and Albuquerque.

Continental's regional operations, marketed as Continental Express, began service between Houston and Puebla, Oaxaca, and Toluca, Mexico; and Tallahassee, Florida; from Mexico City to McAllen and San Antonio; and from Newark Liberty to St. John's, Newfoundland.

Second Quarter Financial Results

Continental's mainline cost per available seat mile (CASM) increased 8.7 percent (CASM decreased 6.5 percent excluding special items and holding fuel rate constant) in the second quarter compared to the same period last year, with the increase largely due to the security fee reimbursement of $176 million in the second quarter 2003 and record high fuel prices.

"We continue to work on removing costs that our customers don't value," said Jeff Misner, Continental senior vice president and chief financial officer. "While we are making good progress on our initiatives, it is clear that we have much more work to do to become profitable in this weak domestic fare environment."

The $30 million special charge is for future obligations for rent and return conditions related to six leased MD-80 aircraft that were retired during the quarter. The company's 10 remaining MD-80 aircraft will be retired by January 2005.

In June, Continental filed an election with the IRS to preserve the company's eligibility for deficit reduction contribution relief under the recently enacted Pension Funding Equity Act. Under that legislation, Continental may reduce pension contributions otherwise due in 2004. The company continues to evaluate its 2004 contribution options to fund the pension plan and expects to make a decision regarding the funding by mid-September 2004.

During the second quarter, Continental took delivery of one Boeing 757-300 and three Boeing 737-800s, and expects to take delivery of five additional Boeing 737-800s over the remaining six months of 2004.

The airline ended the second quarter with a record $1.9 billion in cash and short-term investments, of which $177 million is restricted.

Corporate Background

Continental Airlines is the world's sixth-largest airline with more than 2,900 daily departures throughout the Americas, Europe and Asia. Continental serves 149 domestic and 119 international destinations - more than any other airline in the world - and nearly 200 additional points are served via codeshare partner airlines. With more than 42,000 employees, the airline has hubs serving New York, Houston, Cleveland and Guam, and carries approximately 51 million passengers per year. In 2004, Continental has earned awards and critical acclaim for both its operation and its corporate culture. FORTUNE ranks Continental one of the 100 Best Companies to Work For in America, an honor it has earned for six consecutive years, and also ranks Continental as the top airline in its Most Admired Global Companies in 2004. The carrier won major awards at the 2004 OAG Airline of the Year Awards including "Airline of the Year," "Best Airline Based in North America" and "Best Executive/Business Class." For more company information, visit continental.com.

Continental Airlines will conduct a regular quarterly telephone briefing today to discuss these results and the company's financial and operating outlook with the financial community and news media at 9:30 a.m. CT/10:30 a.m. ET. To listen to a live broadcast of this briefing, go to continental.com/company.

This press release may contain forward-looking statements that are not limited to historical facts, but reflect the Company's current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in the Company's 2003 10-K and its other securities filings, which identify important matters such as terrorist attacks, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

The financial statement deconsolidation of ExpressJet in November 2003 affects the comparability of quarter-to-quarter financial results in all line items except passenger revenue. Post-deconsolidation, Continental's proportionate share of ExpressJet's net income is reflected in equity in the income of affiliates. Payments made to ExpressJet under Continental's capacity purchase agreement, previously eliminated in consolidation, are reported in ExpressJet capacity purchase, net, in 2004. See the attached table "ExpressJet Deconsolidation Impact" for a year-over-year comparison of individual items excluding the impact of ExpressJet deconsolidation.

-tables attached-

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In millions of dollars, except per share data) (Unaudited)
	Three Months Ended June 30,		% Increase/ (Decrease)
	2004	2003
Operating Revenue:
Passenger (excluding related taxes/fees of $265 and $237, respectively) (a):
Mainline	$1,918	$1,699	12.9%
Regional	413	327	26.3%
Cargo, mail and other	183	190	(3.7)%
	2,514	2,216	13.4%
Operating Expenses:
Wages, salaries and related costs	711	762	(6.7)%
Aircraft fuel and related taxes	387	318	21.7%
ExpressJet capacity purchase, net	328	-	NM
Aircraft rentals	222	224	(0.9)%
Landing fees and other rentals	161	152	5.9%
Maintenance, materials and repairs	102	126	(19.0)%
Depreciation and amortization	104	110	(5.5)%
Bookings fees, credit card discounts and sales	100	102	(2.0)%
Passenger servicing	76	73	4.1%
Commissions	40	36	11.1%
Other	210	237	(11.4)%
Fleet impairment losses and other special charges (b)	30	14	NM
Security fee reimbursement (c)	-	(176)	NM
	2,471	1,978	24.9%

Operating Income	43	238	(81.9)%

Nonoperating Income (Expense):
Interest expense	(97)	(97)	-
Interest capitalized	3	6	(50.0)%
Interest income	6	3	100.0%
Equity in the income of affiliates	17	5	NM
Other, net	3	4	(25.0)%
	(68)	(79)	(13.9)%

Income (Loss) before Income Taxes and Minority Interest	(25)	159	NM
Income Tax Benefit (Provision)	8	(67)	NM
Minority Interest	-	(13)	NM
Net Income (Loss)	$ (17)	$ 79	NM

Basic Earnings (Loss) per Share	$(0.26)	$ 1.20	NM

Diluted Earnings (Loss) per Share	$(0.26)	$ 1.10	NM
Shares Used for Computation:
Basic	66.0	65.4	0.9%
Diluted	66.0	74.5	(11.4)%

  The taxes and fees are primarily U.S. federal transportation taxes, federal security charges, airport passenger facility charges and foreign departure taxes.
  During the second quarter of 2004, the company recorded a special charge of $30 million related to the retirement of six leased MD-80 aircraft. The company recorded $14 million of expense associated with the deferral of Boeing aircraft deliveries in the second quarter of 2003.
  The company received $176 million reimbursement of security fees in the second quarter of 2003.

NOTE: 2003 amounts include the consolidation of ExpressJet while 2004 does not.

(more)

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

FINANCIAL SUMMARY

(In millions of dollars, except per share data) (Unaudited)
	Six Months Ended June 30,		% Increase/ (Decrease)
	2004	2003
Operating Revenue:
Passenger (excluding related taxes/fees of $509 and $451, respectively) (a):
Mainline	$3,651	$3,310	10.3%
Regional	767	588	30.4%
Cargo, mail and other	365	360	1.4%
	4,783	4,258	12.3%
Operating Expenses:
Wages, salaries and related costs	1,399	1,541	(9.2)%
Aircraft fuel and related taxes	720	680	5.9%
ExpressJet capacity purchase, net	645	-	NM
Aircraft rentals	442	446	(0.9)%
Landing fees and other rentals	319	304	4.9%
Maintenance, materials and repairs	214	260	(17.7)%
Depreciation and amortization	207	226	(8.4)%
Bookings fees, credit card discounts and sales	201	193	4.1%
Passenger servicing	145	143	1.4%
Commissions	76	72	5.6%
Other	422	477	(11.5)%
Fleet impairment losses and other special charges (b)	85	79	7.6%
Security fee reimbursement (c)	-	(176)	NM
	4,875	4,245	14.8%

Operating Income (Loss)	(92)	13	NM

Nonoperating Income (Expense):
Interest expense	(195)	(196)	(0.5)%
Interest capitalized	8	13	(38.5)%
Interest income	11	8	37.5%
Equity in the income of affiliates	31	6	NM
Other, net	19	-	NM
	(126)	(169)	(25.4)%
Loss before Income Taxes and Minority Interest	(218)	(156)	39.7%
Income Tax Benefit	77	39	97.4%
Minority Interest	-	(25)	NM
Net Loss	$ (141)	$ (142)	(0.7)%

Basic and Diluted Loss per Share	$ (2.14)	$ (2.18)	(1.8)%

Shares used for Basic and Diluted Computation	65.9	65.3	0.9%

  The taxes and fees are primarily U.S. federal transportation taxes, federal security charges, airport passenger facility charges and foreign departure taxes.
  During the second quarter of 2004, the company recorded a special charge of $30 million related to the retirement of six leased MD-80 aircraft. In the first quarter of 2004, the company recorded $55 million of special charges primarily related to the termination of a services agreement and the retirement of three MD-80 aircraft. The second quarter of 2003 includes $14 million of expenses associated with the deferral of Boeing 737 aircraft deliveries. In the first quarter of 2003, the company recorded a $65 million impairment charge associated with MD-80 fleet and spare parts associated with retired aircraft.
  The company received $176 million reimbursement of security fees in the second quarter of 2003.

NOTE: 2003 amounts include the consolidation of ExpressJet while 2004 does not.

(more)

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATISTICS

	Three Months Ended June 30,		% Increase/
	2004	2003	(Decrease)

Mainline Jet Operations (except as noted):
Revenue passengers (thousands)	10,809	10,120	6.8%
Revenue passenger miles (millions)	16,829	14,673	14.7%
Available seat miles (millions)	21,547	19,168	12.4%
Cargo ton miles (millions)	248	225	10.2%

Passenger load factor:
Mainline jet	78.1%	76.5%	1.6 points
Domestic	78.6%	78.3%	0.3 points
International	77.4%	73.8%	3.6 points
Consolidated (a)	77.6%	75.9%	1.7 points
Consolidated breakeven passenger load factor (a) (b)	78.7%	70.1%	8.6 points

Passenger revenue per available seat mile (cents)	8.90	8.86	0.5%
Total revenue per available seat mile (cents)	9.75	9.81	(0.6)%
Average yield per revenue passenger mile (cents)	11.39	11.58	(1.6)%

Cost per available seat mile (cents) (c)	9.42	8.67	8.7%
Cost per available seat mile, holding fuel rate constant (cents) (c)	9.02	8.67	4.0%
Special charge expense and security fee reimbursement per available mile (cents)	0.14	(0.83)	NM

Average price per gallon of fuel, excluding fuel taxes (cents)	109.00	83.90	29.9%
Average price per gallon of fuel, including fuel taxes (cents)	113.35	88.10	28.7%
Fuel gallons consumed (millions)	341	308	10.7%

Aircraft in fleet at end of period	352	358	(1.7)%
Average stage length (miles)	1,323	1,252	5.7%

Regional Jet Operations:
Revenue passenger miles (millions)	1,906	1,456	30.9%
Available seat miles (millions)	2,603	2,073	25.6%
Load factor	73.2%	70.2%	3.0 points
Aircraft in fleet at end of period	235	212	10.8%

  Includes regional jet operations.

  The percentage of seats that must be occupied by revenue passengers for us to break even on a net income basis. Special charges of $19 million in the second quarter 2004 and the security fee reimbursement of $111 and fleet impairment losses and other special items of $8 million in the second quarter 2003 (all after taxes) included in the consolidated breakeven load factor account for 1.2 and (7.4) percentage points, respectively.

  Includes impact of special charges and security fee reimbursement.

(more)

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

STATISTICS

	Six Months Ended June 30,		% Increase/
	2004	2003	(Decrease)

Mainline Jet Operations (except as noted):
Revenue passengers (thousands)	20,544	19,365	6.1%
Revenue passenger miles (millions)	31,542	27,947	12.9%
Available seat miles (millions)	41,817	38,244	9.3%
Cargo ton miles (millions)	498	458	8.7%

Passenger load factor:
Mainline jet	75.4%	73.1%	2.3 points
Domestic	75.2%	74.7%	0.5 points
International	75.7%	70.5%	5.2 points
Consolidated (a)	74.7%	72.4%	2.3 points
Consolidated breakeven passenger load factor (a) (b)	79.3%	77.2%	2.1 points

Passenger revenue per available seat mile (cents)	8.73	8.66	0.8%
Total revenue per available seat mile (cents)	9.60	9.56	0.4%
Average yield per revenue passenger mile (cents)	11.58	11.84	(2.2)%

Cost per available seat mile (cents) (c)	9.58	9.46	1.3%
Cost per available seat mile, holding fuel rate constant (cents) (c)	9.37	9.46	(1.0)%
Special charge expense and security fee reimbursement per available mile (cents)	0.20	(0.24)	NM

Average price per gallon of fuel, excluding fuel taxes (cents)	104.80	91.17	15.0%
Average price per gallon of fuel, including fuel taxes (cents)	108.88	95.44	14.1%
Fuel gallons consumed (millions)	661	613	7.8%

Aircraft in fleet at end of period	352	358	(1.7)%
Average stage length (miles)	1,310	1,254	4.5%

Regional Jet Operations:
Revenue passenger miles (millions)	3,448	2,534	36.1%
Available seat miles (millions)	5,003	3,840	30.3%
Load factor	68.9%	66.0%	2.9 points
Aircraft in fleet at end of period	235	212	10.8%

  Includes regional jet operations.

  The percentage of seats that must be occupied by revenue passengers for us to break even on a net income basis. Special charges of $54 million in 2004 and the security fee reimbursement of $111 and fleet impairment losses and other special items of $49 million in 2003 (all after taxes) included in the consolidated breakeven load factor account for 1.7 and (2.3) percentage points, respectively.

  Includes impact of special charges and security fee reimbursement.

(more)

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

EXPRESSJET DECONSOLIDATION IMPACT

(In millions of dollars)
	As Reported Three Months Ended June 30,		Components of Increase (Decrease)
			Increase (Decrease) related to ExpressJet	All Other Increase	% Increase (Decrease) Excluding
	2004	2003	Deconsolidation (a)	(Decrease)	ExpressJet

Operating Revenue:
Passenger:
Mainline	$1,918	$1,699	$ -	$219	12.9%
Regional	413	327	-	86	26.3%
Cargo, mail and other	183	190	(1)	(6)	(3.2)%
	2,514	2,216	(1)	299	13.5%

Operating Expenses:
Wages, salaries and related costs	711	762	(86)	35	5.2%
Aircraft fuel and related taxes	387	318	(47)	116	42.8%
ExpressJet capacity purchase, net	328	-	266	62	23.3%
Aircraft rentals	222	224	-	(2)	(0.9)%
Landing fees and other rentals	161	152	(25)	34	26.8%
Maintenance, materials and repairs	102	126	(34)	10	10.9%
Depreciation and amortization	104	110	(4)	(2)	(1.9)%
Bookings fees, credit card discounts and sales	100	102	-	(2)	(2.0)%
Passenger servicing	76	73	(3)	6	8.6%
Commissions	40	36	-	4	11.1%
Other	210	237	(25)	(2)	(0.9)%
Fleet impairment losses and other special charges	30	14	-	16	NM
Security fee reimbursement	-	(176)	3	173	NM
	2,471	1,978	45	448	22.1%

Operating Income	43	238	(46)	(149)	(77.6)%

Nonoperating Expense	(68)	(79)	(16)	5	7.9%

Income (Loss) before Income Taxes and Minority Interest	(25)	159	(30)	(154)	NM

Income Tax Benefit (Provision)	8	(67)	(17)	(58)	NM

Minority Interest	-	(13)	(13)	-	NM

Net Income (Loss)	$ (17)	$ 79	$ -	$ (96)	NM

  Represents increase (decrease) in amounts had ExpressJet been deconsolidated in 2003 and reported using the equity method of accounting at the 53.1% ownership interest in effect at that time.

(more)

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

EXPRESSJET DECONSOLIDATION IMPACT

(In millions of dollars)
	As Reported Six Months Ended June 30,		Components of Increase (Decrease)
			Increase (Decrease) related to ExpressJet	All Other Increase	% Increase (Decrease) Excluding
	2004	2003	Deconsolidation (a)	(Decrease)	ExpressJet

Operating Revenue:
Passenger:
Mainline	$3,651	$3,310	$ -	$341	10.3%
Regional	767	588	-	179	30.4%
Cargo, mail and other	365	360	(4)	9	2.5%
	4,783	4,258	(4)	529	12.4%

Operating Expenses:
Wages, salaries and related costs	1,399	1,541	(170)	28	2.0%
Aircraft fuel and related taxes	720	680	(95)	135	23.1%
ExpressJet capacity purchase, net	645	-	532	113	21.2%
Aircraft rentals	442	446	-	(4)	(0.9)%
Landing fees and other rentals	319	304	(48)	63	24.6%
Maintenance, materials and repairs	214	260	(64)	18	9.2%
Depreciation and amortization	207	226	(9)	(10)	(4.6)%
Bookings fees, credit card discounts and sales	201	193	-	8	4.1%
Passenger servicing	145	143	(6)	8	5.8%
Commissions	76	72	-	4	5.6%
Other	422	477	(59)	4	1.0%
Fleet impairment losses and other special charges	85	79	-	6	7.6%
Security fee reimbursement	-	(176)	3	173	NM
	4,875	4,245	84	546	12.6%

Operating Income (Loss)	(92)	13	(88)	(17)	(22.7)%

Nonoperating Expense	(126)	(169)	(31)	(12)	(8.7)%

Loss before Income Taxes and Minority Interest	(218)	(156)	57	5	2.3%

Income Tax Benefit	77	39	32	6	8.5%

Minority Interest	-	(25)	(25)	-	NM

Net Loss	$(141)	$(142)	$ -	$ (1)	(0.7)%

  Represents increase (decrease) in amounts had ExpressJet been deconsolidated in 2003 and reported using the equity method of accounting at the 53.1% ownership interest in effect at that time.

(more)

CONTINENTAL AIRLINES, INC. AND SUBSIDIARIES

NON-GAAP FINANCIAL MEASURES

Net Income (Loss) (in millions of dollars)	Three Months Ended June 30, 2004

Net income (loss)	$(17)
Adjustments:
Add: Fleet impairment losses and other special charges	19

Net income excluding fleet impairment and other special charges (a)	$ 2

Earnings (Loss) per Share	Three Months Ended June 30, 2004

Diluted loss per share	$(0.26)
Adjustments:
Add: Fleet impairment losses and other special charges per share	0.29

Diluted earnings per share, excluding fleet impairment losses and other special charges (a)	$ 0.03

	Three Months Ended June 30,		% Increase/
CASM Mainline Operations	2004	2003	(Decrease)

Cost per available seat mile (CASM) (cents)	9.42	8.67	8.7%
Adjustments:
Add: Security Fee Reimbursement per available seat mile (cents)	-	0.90	NM
Less: Fleet impairment and other special charges (cents)	(0.14)	(0.07)	100.0%

CASM excluding special items (cents) (a)	9.28	9.50	(2.3)%

Less: Current year fuel cost per available seat mile (cents) (b)	(1.79)	-
Add: Current year fuel cost at prior year fuel price per available seat mile (cents) (b)	1.39	-

CASM holding fuel rate constant and excluding special items (cents) (a) (b)	8.88	9.50	(6.5)%

  These financial measures provide management and investors the ability to measure and monitor Continental's performance on a consistent basis.
  Both the cost and availability of fuel are subject to many economic and political factors and are therefore beyond our control, therefore these financial measures provide management and investors the ability to measure and monitor Continental's performance on a consistent basis.

###

CAL04070